Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

BRESLER & REINER, INC. (OTC: BRER) ANNOUNCES RECEIPT OF NOTICE OF TERMINATION OF MIDLANTIC OFFICE TRUST OFFERING AND APPOINTMENT OF CHIEF FINANCIAL OFFICER

WASHINGTON, D.C. – August 17, 2005:  Bresler & Reiner, Inc. announced today that it had been notified by Midlantic Office Trust, Inc. that Midlantic has determined that, due to market conditions in general, Midlantic has decided not to proceed with its previously-announced initial public offering and intends to withdraw its registration statement filed with the Securities and Exchange Commission.  As a result, the previously-announced proposed sale of certain properties by Bresler & Reiner, Inc. to Midlantic will not occur.  In addition, Sidney M. Bresler, who previously indicated his intent to resign as Chief Executive Officer to take a similar position with Midlantic, will remain as Chief Executive Officer of Bresler & Reiner, Inc.

Bresler & Reiner, Inc. also announced the appointment of Robert O. Moore to serve as its Chief Financial Officer, commencing August 15, 2005.  Prior to joining the Company, Mr. Moore had been Chief Financial Officer of The Deltona Corporation, Ocala, Florida, a developer of planned residential communities, since 2002.  From 2000 to 2002 he was Chief Financial Officer of SkyWay Partners, Inc., Philadelphia, Pennsylvania, a developer of voice, video and data systems.  Mr. Moore has served in similar capacities for both public and private companies since 1985.  He has spent over ten years in public accounting with “Big Four” accounting firms.

Mr. Sidney M. Bresler, Chief Executive Officer, stated that “although the Midlantic transactions will not proceed, we are confident that we remain well positioned and we do not anticipate any adverse impact on our operations.”

About the Company:

Bresler & Reiner, Inc. owns and develops land and residential, commercial and hospitality properties, principally in the Washington, DC; Philadelphia, Pennsylvania; Baltimore, Maryland; Ocean City, Maryland; Wilmington, Delaware; Orlando, Florida and Tampa, Florida and metropolitan areas.

Supplemental Information:

SEC Filings (Forms 10-Q and 10-K) and supplemental information packages (Form 8-K’s) are available at www.breslerandreiner.com or may be requested in e-mail or hard copy formats.

For additional information, contact:

Darryl M. Edelstein, COO

Bresler & Reiner, Inc.

11200 Rockville Pike

Suite 502

Rockville, MD  20852

(301) 945-4300

This press release may contain forward-looking statements that are based on current estimates, expectations, forecasts and projections about us, our future performance, the industry in which we operate, our beliefs and management’s assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by or on behalf of us.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or “would be,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties include: our ability to compete effectively; our exposure to the credit risks of our tenants; our ability to recruit and retain key personnel; adverse changes in the local or general economy and market conditions; our ability to obtain necessary governmental permits and approvals; our ability to complete development projects in a timely manner and within budget; our ability to secure tenants for our projects and properties; our ability to sustain occupancy levels at our properties through keeping existing tenants and securing new ones; our ability to secure tenants for the residential and commercial properties that we develop; changes in the interest rate environment which will affect our ability to obtain mortgage financing on acceptable terms; future litigation; and changes in environmental health and safety laws.